CNL STRATEGIC CAPITAL 8-K

Exhibit 10.2

Revolving Credit NOTE

$50,000,000.00	August 24, 2022 Orlando, Florida

ON OR BEFORE August 23rd, 2023 (the “Termination Date”), the undersigned, CNL STRATEGIC CAPITAL B, INC., a Delaware corporation (“Maker”), promises to pay to the order of First Horizon Bank, a Tennessee banking corporation, having a place of business in 315 E. Robinson Street, Suite 350, Orlando, Florida 32801 (“Bank”), the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), value received, together with interest from date until maturity, upon disbursed and unpaid principal balances.

The “Termination Date” may be extended one or more times pursuant to the provisions of that certain Revolving Loan Agreement, dated of even date, among the Maker, the Bank and certain guarantors therein mentioned and described, as said agreement may be amended, modified, or restated from time to time (the “Loan Agreement”); and, if so extended, such extended date shall thereupon constitute the Termination Date. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

This Note shall be payable and bear interest at the rate as set forth in the Loan Agreement, the terms of which are incorporated herein by reference.

Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the Default Rate.

For any payment which is not made within ten (10) days of the due date for such payment, the Maker shall pay a late fee. The late fee shall equal five percent (5%) of the total amount due for such payment.

This Note is secured by the Security Documents and may now or hereafter be secured by other mortgages, trust deeds, assignments, security agreements, or other instruments of pledge or hypothecation.

All installments of interest, and the principal hereof, are payable at the office of First Horizon Bank, a Tennessee banking corporation, and having a place of business at 315 E. Robinson Street, Suite 350, Orlando, Florida 32801, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

If the Maker shall fail to make payment of any installment of principal or interest, when due, or upon any default in the terms and provisions of any of the Security Documents, or upon any default in any other mortgage, trust deed, security agreement, or other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, or upon the occurrence of any Event of Default under the Loan Agreement, or upon the death or dissolution of the Maker or any guarantor (or if the Maker or any guarantor is a partnership, the death or dissolution of any general partner thereof), or upon any default in the payment or performance of any other indebtedness, liability or obligation now or hereafter owed by the Maker to the holder hereof, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived and Bank may exercise any right, power or remedy permitted by law or equity, or as set forth herein or in the Loan Agreement or any other Loan Document.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney’s fee. These include, but are not limited to, the Bank’s reasonable attorney’s fees and legal expenses, whether or not there is a lawsuit, including attorney’s fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.

To the extent permitted by applicable law, the Bank reserves a right of setoff in all the Maker’s or Guarantor’s accounts with the Bank (whether checking, savings, or some other account) in the event of a default. This includes all accounts the Maker may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Upon default, the Maker authorizes the Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at the Bank’s option, to administratively freeze all such accounts to allow the Bank to protect the Bank’s charge and setoff rights provided in this paragraph.

The undersigned agrees to furnish a current financial statement upon the request of the Bank from time to time, and further agrees to execute and deliver all other instruments and take such other actions as the Bank may from time to time reasonably request in order to carry out the provisions and intent hereof.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity that opens an account or obtains a loan. What this means to Maker: When Maker opens an account, or obtains a loan, the Bank will ask for Federal Tax Identification Number, physical street address, full legal name of the Maker and other information that will allow the Bank to identify Maker. The Bank may also ask Maker to provide copies of certain documents that will aid in confirming this information. Failure to provide the required information will result in a violation of Federal law and will constitute a default hereunder.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon. Maker agrees that borrowers, endorsers, guarantors and sureties may be added or released without notice and without affecting Maker’s liability hereunder. The liability of Maker shall not be affected by the failure of Bank to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Maker shall be absolute and unconditional and without regard to the liability of any other party hereto.

It is the intention of the Bank and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Florida from time to time in effect, except to the extent that applicable federal law, Chapter 658, Florida Statutes, and Section 687.12, Florida Statutes, may permit the charging of a higher rate of interest than Chapter 687, Florida Statutes, in which event such applicable federal law and/or Florida statutes, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

This Note evidences a revolving line of credit. Advances under this Note may be requested in writing by the Maker or by an authorized person in accordance with the terms of the Loan Agreement. The Bank may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to the Bank are to be directed to the Bank at the Bank’s address. The Maker agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of the Maker’s accounts with the Bank. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by the Bank’s internal records, including daily computer print-outs. The Bank will have no obligation to advance funds under this Note if: (a) the Maker or any guarantor is in default under the terms of this Note or any agreement that the Maker or any guarantor has with the Bank, including any agreement made in connection with the signing of this Note; (b) the Maker or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with the Bank; or (d) the Maker has applied funds provided pursuant to this Note for purposes other than those authorized by the Bank.

Bank is hereby authorized to disclose any financial or other information about Maker to any regulatory body or agency having jurisdiction over Bank and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Bank to Maker. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Maker. However, subject to applicable law, Bank shall use reasonable efforts to protect the confidentiality of the terms and conditions of the Loan in all other respects.

The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Maker without the prior written consent of Bank, and any such assignment or attempted assignment by Maker without consent shall be void and of no effect with respect to Bank.

Bank may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Bank; and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Maker, in each case as fully as though Maker were directly indebted to such holder. Bank may in its discretion give notice to Maker of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Bank’s or such holder’s rights hereunder.

Maker irrevocably appoints itself (if an individual) and each and every member and/or officer of Maker (if an entity) as its attorneys upon whom may be served, by certified mail at the address set forth in the Loan Agreement, or such other address as may be directed by Maker, in writing, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any state or federal court sitting in Orange County, Florida, by service of process on any such owner, partner and/or officer; and Maker agrees that such courts of the state shall have jurisdiction with respect to the subject matter hereof and the person of Maker and all collateral securing the obligations of Maker. Maker agrees not to assert any defense to any action or proceeding initiated by Bank based upon improper venue or inconvenient forum.

UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE MAKER AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT OF JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

THE PROPER FLORIDA DOCUMENTARY STAMP TAX HAS BEEN PAID ON THIS NOTE IN THE AMOUNT OF TWO THOUSAND FOUR HUNDRED AND FIFTY AND 00/100 DOLLARS ($2,450.00).

CNL STRATEGIC CAPITAL B, INC.,
ATTEST		a Delaware corporation

By:	/s/ Dale Burket	By:	/s/ Tammy Tipton
Title:	Attorney	Name:	Tammy Tipton
		Title:	Authorized Signatory

By:	/s/ Tracey Bracco
Title:	Secretary

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